Exhibit 10.3

LUNA INNOVATIONS INCORPORATED

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the employment agreement is made as of March 31, 2009, by and between Luna Innovations Incorporated (the “Company”), and Scott Graeff (“Executive”).

RECITALS

WHEREAS, the Company and Executive entered into an employment agreement dated as of January 1, 2007, as amended December 31, 2008 (the “Agreement”).

WHEREAS, the Agreement provides for a fixed term ending on third anniversary of the effective date of the Agreement;

WHEREAS, the Company and Executive desire to amend the Agreement to extend the initial term of the Agreement to June 30, 2010 and to provide that the Agreement will automatically renew for successive additional one-year terms thereafter unless either party provides written notice of non-renewal to the other party at least ninety (90) days prior to a renewal date.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Term. Section 2, “Term” is deleted and replaced with the following:

“2. Term. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.” The Agreement shall have an initial term from the Effective Date of the Agreement through June 30, 2010 (“Initial Term”). At the end of the Initial Term and on each annual anniversary of such date thereafter, the Agreement automatically will renew for successive additional one (1) year terms, unless either party provides the other party with written notice of non-renewal at least ninety (90) days prior to the date of the automatic renewal.”

2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of the Commonwealth of Virginia, without regard to principles of conflicts of law.

7. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

SCOTT GRAEFF	LUNA INNOVATIONS INCORPORATED

/s/ Scott Graeff	/s/ Kent A. Murphy
Signature	Signature

Scott Graeff	Kent A. Murphy
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Chief Executive Officer
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